Calculation of Filing Fee Tables
F-3
Innoviz Technologies Ltd.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Ordinary shares, no par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 144,788,668.00	0.0001531	$ 22,167.15
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Ordinary shares, no par value per share	415(a)(6)						F-3	333-267646	10/11/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						F-3	333-267646	10/11/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-267646	10/11/2022
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-267646	10/11/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 55,211,332.00			F-3	333-267646	10/11/2022	$ 5,118.09
			Total Offering Amounts:				$ 200,000,000.00		$ 22,167.15
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 22,167.15
Offering Note
[1]	(1) The securities registered hereunder include such indeterminate number of (a) ordinary shares, (b) debt securities, (c) warrants to purchase ordinary shares and (d) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of ordinary shares as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (3) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

[2]	The registrant previously paid registration fees in the aggregate of $18,540 with respect to a Registration Statement on Form F-3 (File No. 333-267646) (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) ("Rule 415(a)(6)") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the securities registered pursuant to this Registration Statement on Form F-3 (this "Registration Statement") include $55,211,332 of securities previously registered on the Prior Registration Statement which remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6), the registration fee of $5,118.09 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this Registration Statement with an aggregate maximum offering price of $144,788,668 (the "New Securities"), which aggregate offering price is not specified as to each class of securities in reliance upon Rule 457(o) promulgated under the Securities Act. A filing fee of $22,167.15 with respect to the New Securities is being paid in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A